Exhibit 3.1

Company No.: OS-313455

ELEVENTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

Spark Education Limited

Incorporated on the 18th day of July, 2016

Amended and Restated on January 20, 2021

INCORPORATED IN THE CAYMAN ISLANDS

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THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

ELEVENTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Spark Education Limited

(adopted by special resolution on January 20, 2021 and effective from January 20, 2021)

1.	The name of the Company is Spark Education Limited.

2.

The registered office of the Company shall be at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209, Cayman Islands or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

a)

To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations;

b)

To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services;

c)

To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including but without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit;

d)

To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds;

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e)

To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient;

f)

To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration therefore;

g)

To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors of the Company likely to be profitable to the Company.

In the interpretation of this Eleventh Amended and Restated Memorandum of Association in general and of this Article in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this Article or elsewhere in this Eleventh Amended and Restated Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.

As provided by Section 27(2) of the Companies Law (2020 Revision) (as amended or modified from time to time), the Company shall have and be capable of from time to time and at all times exercising any and all of the powers and functions at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Eleventh Amended and Restated Memorandum of Association and the Eleventh Amended and Restated Articles of Association of the Company considered necessary or convenient in the manner set out in the Eleventh Amended and Restated Articles of Association of the Company, and the power to do any of the following acts or things:

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to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest money of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the aforesaid business, provided that the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

6.

The share capital of the Company is US$80,000 divided into 800,000,000 shares, consisting of 463,897,187 Class A Ordinary Shares of par value of US$0.0001 each, 50,408,381 Class B Ordinary Shares of par value of US$0.0001 each, 22,973,381 convertible and redeemable Series A Shares of par value of US$0.0001 each, 30,162,301 convertible and redeemable Series B Shares of par value of US$0.0001 each, 33,367,574 convertible and redeemable Series B+ Shares of par value of US$0.0001 each, 29,167,458 convertible and redeemable Series C Shares of par value of US$0.0001 each, 45,613,502 convertible and redeemable Series D Shares of par value of US$0.0001 each, 8,411,895 convertible and redeemable Series D+ Shares of par value of US$0.0001 each, 43,868,754 convertible and redeemable Series E-1 Shares of par value of US$0.0001 each, 30,845,218 convertible and redeemable Series E-2 Shares of par value of US$0.0001 each, and 41,284,349 convertible and redeemable Series E-3 Shares of par value of US$0.0001 each, each with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2020 Revision) of the Cayman Islands (as amended or modified from time to time) and the Eleventh Amended and Restated Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.

The Company may exercise the power contained in Section 206 of the Companies Law (2020 Revision) of the Cayman Islands (as amended or modified from time to time) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

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THE COMPANIES LAW (AS AMENDED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

ELEVENTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Spark Education Limited

(Adopted by Special Resolution on January 20, 2021 and Effective from January 20, 2021)

1.	In these Articles, Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

2.

“Additional Equity Securities” means all Equity Securities issued by the Company; provided that the term “Additional Equity Securities” does not include (i) the securities in connection with the sale of ESOP Shares that are reserved by the approval of the Board (including the affirmative votes of at least two-thirds (2/3) of all Preferred Directors) in an amount not to exceed the total number of Class A Ordinary Shares reserved under the ESOP as of the Completion (defined in the Series E-3 Share Subscription Agreement); (ii) Class A Ordinary Shares issued or issuable in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company; (iii) Class A Ordinary Shares issued or issuable upon conversion or exercise of the Preferred Shares; (iv) Shares issued in an underwritten registered public offering by the Company; or (v) Shares issued pursuant to the Warrant.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, and in the case of a natural person, the Affiliate also includes (i) such Person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law; and (ii) any trust controlled by or held for the benefit of such Person, and the term “affiliated” has the meaning correlative to the foregoing.

“ANG YUE” means ANG YUE GLOBAL LIMITED.

“Articles” means these Articles as originally adopted or as from time to time altered by Special Resolution as amended from time to time by Special Resolution.

“As Adjusted” means as appropriately adjusted for any subsequent bonus issue, share split, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“as-converted basis” means assuming the conversion of all issued and outstanding Preferred Shares into Ordinary Shares.

“Auditor” means an accounting firm retained by the Company.

“Beijing WFOE” means Beijing Spark Education and Technology Co., Ltd. (北京火花思维教育科技有限公司), a limited liability company incorporated in the PRC.

“Board” means the board of directors of the Company.

“Carlyle” means CGI VIII Investments.

“Chairman” means the chairman of the Board.

“Class A Ordinary Share” means the class A ordinary shares in the capital of the Company with a par value of US$0.0001 per share having the rights set out in this Articles.

“Class B Ordinary Share” means the class B ordinary shares in the capital of the Company with a par value of US$0.0001 per share having the rights set out in this Articles.

“Company” means Spark Education Limited, an exempted limited liability company organized and existing under the laws of the Cayman Islands.

“COSMIC BLUE” means COSMIC BLUE INVESTMENTS LIMITED.

“Completion” shall have the meaning ascribed to it in the Series E-3 Share Subscription Agreement.

“Control” or “control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person; the terms “Controlling” and “Controlled” (and their lower-case counterparts) have meanings correlative to the foregoing.

“Conversion Share” has the meaning specified in Section 4(c) of Schedule A.

“Debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Director” means a member of the Board.

“Domestic Company” means Beijing Xingengyuan Technology Ltd. (北京心更远科技发展有限公司), a limited liability company organized and existing under the laws of the PRC.

“ESOP Shares” means up to 32,861,206 Class A Ordinary Shares issued or issuable to employees, officers, directors or consultants of the Company either in connection with the provision of services to the Company or on exercise of any options to purchase ESOP Shares granted under a share incentive plan (the “ESOP”) or other arrangement approved by the Company’s Board, including without limitation in connection with a restricted stock or other equity compensation plan or arrangement approved by the Company’s Board (such number of Class A Ordinary Shares shall be amended and approved by the Board and/or shareholders of the Company in accordance with these Articles and the Shareholders’ Agreement from time to time).

“Equity Securities” means any Ordinary Shares or Ordinary Share Equivalents of the Company.

“Follow-up Share Subscription Agreement” means that certain share subscription agreement entered into by and among the Company, the Founders, the Founder Holdcos, KKR and certain other parties thereto, dated August 15, 2019, regarding the issuance of Series D Shares.

“Founder Holdcos” means Venus Mission Limited and Fun Kingdom Limited, business companies with limited liability incorporated and existing under the laws of the British Virgin Islands.

“Founders” means Luo Jian (a PRC citizen with ID No. ***************) and Shan Zebing (a PRC citizen with ID No. ***************).

“Founder Parties” means Founders and the Founder Holdcos.

“GGV” means GGV VII Investments, L.L.C. and GGV VII Plus Investments, L.L.C..

“GGV Director” has the meaning specified in Section 7(b)(i) of Schedule A.

“Group Company” means the Company, the HK Co, the Domestic Company, the WFOEs and any other direct or indirect subsidiary of any Group Company (with each of such Group Companies being referred to as a “Group Company”).

“GSR” means GSR Ventures VI (Singapore) Pte. Ltd. and GSR 2017 Opportunities (Singapore) Pte. Ltd..

“Hike” means Hike Capital L.P., Spruce Fund L.P., Hike Capital II L.P., Hike Hera L.P. and HIKE Helios L.P..

“HK Co” means Spark Education (HongKong) Limited, a limited liability company incorporated and existing under the laws of the Hong Kong Special Administrative Region of the PRC.

“Hony” means United Strength Delight Limited.

“IDG” means IDG China Venture Capital Fund IV L.P. and IDG China IV Investors L.P..

“IDG Director” has the meaning specified in Section 7(b)(ii) of Schedule A.

“IFRS” means the International Financial Reporting Standards prepared by the International Accounting Standards Board, as amended from time to time.

“Issue Date” means, with respect to the Series A Share, the date on which the first Series A Share was issued, and with respect to the Series B Shares, the date on which the first Series B Share was issued, and with respect to the Series B+ Shares, the date on which the first Series B+ Share was issued, and with respect to the Series C Shares, the date on which the first Series C Share was issued, and with respect to the Series D Shares, the date on which the first Series D Share was issued, and with respect to the Series D+ Shares, the date on which the first Series D+ Share was issued, and with respect to the Series E-1 Shares, the date on which the first Series E-1 Share was issued, and with respect to the Series E-2 Shares, the date on which the first Series E-2 Share was issued, with respect to the Series E-3 Shares held by the holders of Series E-3 Shares except for the Warrant Holder, the date on which the first Series E-3 Share was issued; and with respect to the Series E-3 Shares held by the Warrant Holder in accordance with the Warrant, the date on such Warrant Shares are issued to the Warrant Holder.

“LFC” means LFC Investment Hong Kong Limited.

“Lighthouse” means Lighthousecap Fellow L.P. and Lighthouse International Growth Fund L.P..

“Lightspeed” means Lightspeed China Partners III, L.P.

“Liquidation Event” has the meaning specified in Section 2(b) of Schedule A.

“KKR” means ZETA ASIA HOLDINGS PTE. LTD..

“KKR Director” has the meaning specified in Section 7(b)(iii) of Schedule A.

“Member” has the meaning ascribed to it in the Statute.

“Memorandum” means the eleventh amended and restated memorandum of association of the Company as amended from time to time by a Special Resolution of the Company.

“Northern Light” means Northern Light Venture Capital V, Ltd.

“Observer” means a non-voting observer of the Board.

“Month” means calendar month.

“Ordinary Shares” means Class A Ordinary Shares and Class B Ordinary Shares, collectively.

“Ordinary Share Equivalents” means any rights, options, or warrants to purchase or exercisable for Ordinary Shares, or securities of any type whatsoever that are, or may become, convertible into, exchangeable for or exercisable for said equity securities, including, without limitation, the Preferred Shares and the Ordinary Shares.

“Original Preferred Share Issue Price” means the Original Series A Share Issue Price, Original Series B Share Issue Price, Original Series B+ Share Issue Price, Original Series C Share Issue Price, Original Series D Share Issue Price, Original Series D+ Share Issue Price, Original Series E-1 Share Issue Price, Original Series E-2 Share Issue Price and/or Original Series E-3 Share Issue Price, as applicable.

“Original Series A Share Issue Price” means US$0.30470047 per share (As Adjusted).

“Original Series B Share Issue Price” means US$0.33715368 per share (As Adjusted).

“Original Series B+ Share Issue Price” means US$0.44953823 per share (As Adjusted).

“Original Series C Share Issue Price” means US$1.02854350 per share (As Adjusted).

“Original Series D Share Issue Price” means US$1.66430988 per share (As Adjusted).

“Original Series D+ Share Issue Price” means US$2.37758553 per share (As Adjusted).

“Original Series E-1 Share Issue Price” means US$2.91779431 per share (As Adjusted).

“Original Series E-2 Share Issue Price” means US$2.91779431 per share (As Adjusted).

“Original Series E-3 Share Issue Price” means US$3.87556073 per share (As Adjusted).

“Paid-up” means paid-up and/or credited as paid-up.

“Person” or “person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

“PRC” means the People’s Republic of China, but solely for the purposes of these Articles, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Directors” has the meaning specified in Section 7(b)(vi) of Schedule A.

“Preferred Holders” means the holders of Preferred Shares.

“Preferred Shares” means Series A Shares, Series B Shares, Series B+ Shares, Series C Shares, Series D Shares, Series D+ Shares, Series E-1 Shares, Series E-2 Shares and Series E-3 Shares.

“Preferred Share Conversion Price” has the meaning specified in Section 4 of the Schedule A.

“Qualified IPO” means a lawful firm-commitment underwritten public offering and listing by the Company of its Ordinary Shares in the United States or in any other jurisdiction (on any combination of such exchanges and jurisdictions) that has been registered under the Securities Act of 1933, as amended, approved by the Super Preferred Majority Holders and at a public offering price per share corresponding to a pre-IPO valuation of the Company of at least US$2,500,000,000 with gross proceeds to the Company in excess of US$200,000,000 (excluding underwriting discounts, commissions and expenses) or in a substantially similar public offering of Ordinary Shares in a jurisdiction and on an internationally recognized securities exchange outside of the United States approved by the Super Preferred Majority Holders, provided such public offering price, offering proceeds and regulatory approval is reasonably equivalent to the aforementioned public offering in the United States. For avoidance of doubts, the cost of the Qualified IPO shall be borne by the Company, and the commissions shall be borne by the respective selling shareholders.

“Redemption Closing” has the meaning specified in Section 5(a) of Schedule A.

“Redemption Date” has the meaning specified in Section 5(a) of Schedule A.

“Redemption Event” has the meaning specified in Section 5(a) of Schedule A.

“Redemption Notice” has the meaning specified in Section 5(a) of Schedule A.

“Redemption Price” has the meaning specified in Section 5(a) of Schedule A.

“Registered Office” means the registered office for the time being of the Company.

“Required Consenters” has the meaning specified in Article 33.

“Related Parties” means, collectively, (i) the Group Companies, (ii) the Founder Parties, (iii) any entity Controlled by any Founder Party, (iv) the shareholders, officers and directors of each of the foregoing, and (v) the parents, spouses, siblings, children, mother-in-law, father-in-law, brothers-in-law and sisters-in-law of any of the foregoing that is an individual and any Person Controlled by any of the foregoing; and “Related Party” means any of them.

“Related Party Transaction” means any contract or other transaction, arrangement or agreement between or among any Related Party, on the one hand, and any Group Company, on the other.

“Restructuring Documents” means (i) the Exclusive Business Cooperation Agreement entered into by and among the Beijing WFOE and the Domestic Company on January 3, 2017, (ii) the Equity Interest Pledge Agreements, Exclusive Option Agreement, Spousal Consents and Powers of Attorney entered into by and among the Beijing WFOE, the Domestic Company and Shan Zebing (单泽兵) or the spouse of Shan Zebing (单泽兵) on November 12, 2018, (iii) the Equity Interest Pledge Agreement, Exclusive Option Agreement, Spousal Consents and Power of Attorney entered into by and among the Beijing WFOE, the Domestic Company and Luo Jian (罗剑) or the spouse of Luo Jian (罗剑) on July 24, 2020.

“SCC” means SCC Venture VI Holdco, Ltd., Sequoia Capital CV IV Holdco, Ltd. and SCC Venture VII Holdco, Ltd..

“SCC Capital” means Sequoia Capital CV IV Holdco, Ltd.

“SCC Director” has the meaning specified in Section 7(b)(iv) of Schedule A.

“Schedule A” means Schedule A to these Articles, as amended from time to time.

“Seal” means the common seal of the Company and includes every duplicate seal.

“Secretary” includes an assistant secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Preference Amount” has the meaning specified in Section 2(a)(viii) of Schedule A.

“Series A Share Subscription Agreement” means that certain share subscription agreement entered into by and among the Company, the Founders, the Founder Holdcos and certain other parties thereto, dated August 23, 2016, regarding the issuance of Series A Shares.

“Series A Shares” has the meaning specified in Article 8.

“Series B Preference Amount” has the meaning specified in Section 2(a)(vii) of Schedule A.

“Series B Share Subscription Agreement” means that certain share subscription agreement entered into by and among the Company, the Founders, the Founder Holdcos and certain other parties thereto, dated May 10, 2018, regarding the issuance of Series B Shares.

“Series B Shares” has the meaning specified in Article 8.

“Series B+ Majority Holders” means the holders of at least a simple majority (1/2) of the votes carried by the then issued and outstanding Series B+ Shares, voting as a separate class, and on as-converted basis.

“Series B+ Preference Amount” has the meaning specified in Section 2(a)(vi) of Schedule A.

“Series B+ Share Subscription Agreement” means that certain share subscription agreement entered into by and among the Company, the Founders, the Founder Holdcos and certain other parties thereto, dated June 13, 2018, regarding the issuance of Series B+ Shares.

“Series B+ Shares” has the meaning specified in Article 8.

“Series C Majority Holders” means the holders of at least a simple majority (1/2) of the votes carried by the then issued and outstanding Series C Shares, voting as a separate class, and on as-converted basis.

“Series C Preference Amount” has the meaning specified in Section 2(a)(v) of Schedule A.

“Series C Share Subscription Agreement” means that certain share subscription agreement entered into by and among the Company, the Founders, the Founder Holdcos and certain other parties thereto, dated November 12, 2018, regarding the issuance of Series C Shares.

“Series C Shares” has the meaning specified in Article 8.

“Series D Majority Holders” means the holders of at least two-thirds (2/3) of the votes carried by the then issued and outstanding Series D Shares, voting as a separate class, and on as-converted basis.

“Series D Preference Amount” has the meaning specified in Section 2(a)(iv) of Schedule A.

“Series D Share Subscription Agreement” means that certain share subscription agreement entered into by and among the Company, the Founders, the Founder Holdcos and certain other parties thereto, dated July 30, 2019, regarding the issuance of Series D Shares.

“Series D Shares” has the meaning specified in Article 8.

“Series D+ Majority Holders” means the holders of at least a simple majority (1/2) of the votes carried by the then issued and outstanding Series D+ Shares, voting as a separate class, and on as-converted basis.

“Series D+ Preference Amount” has the meaning specified in Section 2(a)(iii) of Schedule A.

“Series D+ Share Subscription Agreement” means that certain share subscription agreement entered into by and among the Company, the Founders, the Founder Holdcos and certain other parties thereto, dated April 14, 2020, regarding the issuance of Series D+ Shares.

“Series D+ Shares” has the meaning specified in Article 8.

“Series E-1 Preference Amount” has the meaning specified in Section 2(a)(ii) of Schedule A.

“Series E-1 Share Subscription Agreement” means that certain share subscription agreement entered into by and among the Company, the Founders, the Founder Holdcos and certain other parties thereto, dated July 21, 2020, regarding the issuance of Series E-1 Shares.

“Series E-1 Shares” has the meaning specified in Article 8.

“Series E-2 Preference Amount” has the meaning specified in Section 2(a)(ii) of Schedule A.

“Series E-2 Share Subscription Agreement” means that certain share subscription agreement entered into by and among the Company, the Founders, the Founder Holdcos and certain other parties thereto, dated September 18, 2020, regarding the issuance of Series E-2 Shares.

“Series E-2 Shares” has the meaning specified in Article 8.

“Series E-3 Majority Holders” means the holders of at least a simple majority (1/2) of the votes carried by the then issued and outstanding Series E-3 Shares, voting as a separate class, and on as-converted basis.

“Series E-3 Preference Amount” has the meaning specified in Section 2(a)(i) of Schedule A.

“Series E-3 Share Subscription Agreement” means that certain share subscription agreement entered into by and among the Company, the Founders, the Founder Holdcos and certain other parties thereto, dated January 20, 2021, regarding the issuance of Series E-3 Shares.

“Series E-3 Shares” has the meaning specified in Article 8.

“Share” has the meaning specified in Article 8 and may also be referenced as “share” and includes any fraction of a share.

“Shareholders’ Agreement” means that certain ninth amended and restated shareholders’ agreement entered into by and among the Company, the Founders, the Founder Holdcos, Tencent, YUAN, CGI VIII Investments, COSMIC BLUE, KKR, GGV, IDG, Lightspeed, Hike, ANG YUE, GSR, Universe Sourcecode, SCC, Northern Light, LFC, TBP, Lighthouse, Hony and certain other parties thereto, dated January 20, 2021.

“Share Restriction Agreements” means that certain ninth amended and restated share restriction agreements entered into by and among each of the Founders, each of the Founder Holdcos, with the Company, Tencent, YUAN, CGI VIII Investments, COSMIC BLUE, KKR, GGV, IDG, Lightspeed, Hike, ANG YUE, GSR, Universe Sourcecode, SCC, Northern Light, LFC, TBP, Lighthouse, Hony and certain other parties thereto, respectively, dated January 20, 2021.

“Special Resolution” except as otherwise provided by these Articles (including Section 6(a) of the Schedule A), has the same meaning as in the Statute and includes a unanimous resolution approved in writing as described therein.

“Statute” means the Companies Law (2020 Revision) of the Cayman Islands, and every statutory modification or re-enactment thereof for the time being in force.

“Super Preferred Majority Holders” shall mean the holders of at least two-thirds (2/3) of the votes carried by the then outstanding Preferred Shares, voting as a single and separate class, and on as-converted basis.

“Super Series A Majority Holders” means the holders of at least two-thirds (2/3) of the votes carried by the then issued and outstanding Series A Shares, voting as a separate class, and on as-converted basis.

“Super Series B Majority Holders” means the holders of at least two-thirds (2/3) of the votes carried by the then issued and outstanding Series B Shares, voting as a separate class, and on as-converted basis.

“Super Series D Majority Holders” means the holders of at least eighty five percent (85%) of the votes carried by the then issued and outstanding Series D Shares and Series D+ Shares, voting as a separate class, and on as-converted basis.

“Super Series E Majority Holders” means the holders of at least eighty percent (80%) of the votes carried by the then issued and outstanding Series E-1 Shares and Series E-2 Shares, voting as a separate class, and on as-converted basis.

“TBP” means TBP Sparkling Holdings Limited.

“TBP Director” has the meaning specified in Section 7(b)(v) of Schedule A.

“Tencent” means Tencent Mobility Limited.

“Tencent Director” has the meaning specified in Section 7(b)(vi) of Schedule A.

“Tianjin WFOE” means Tianjin Spark Education and Technology Co., Ltd. (天津火花思维教育科技有限公司), a limited liability company incorporated in the PRC.

“Transaction Documents” means (i) with respect to Series A Shares, the Series A Share Subscription Agreement, with respect to Series B Shares, the Series B Share Subscription Agreement , with respect to Series B+ Shares, the Series B+ Share Subscription Agreement, with respect to Series C Shares, the Series C Share Subscription Agreement, with respect to Series D Shares, the Series D Share Subscription Agreement and the Follow-up Share Subscription Agreement, with respect to Series D+ Shares, the Series D+ Share Subscription Agreement, with respect to Series E-1 Shares, the Series E-1 Share Subscription Agreement, with respect to Series E-2 Shares, the Series E-2 Share Subscription Agreement, with respect to Series E-3 Shares, the Series E-3 Share Subscription Agreement, (ii) the Shareholders’ Agreement, (iii) the Memorandum and these Articles, (iv) the Share Restriction Agreements, (v) the Restructuring Documents, and (vi) and the exhibits attached to any of the foregoing and any other document, certificate, and agreement delivered in connection with the transactions contemplated hereby and thereby.

“Universe Sourcecode” means Universe Sourcecode Technology Ltd..

“Warrant” means the Warrant to Purchase Series E-3 Shares issued by the Company to Eternal Starship Holding Limited on January 20, 2021.

“Warrant Holder” means Eternal Starship Holding Limited or its permitted assignees pursuant to the Warrant.

“Warrant Shares” means 2,567,667 Series E-3 Shares to be issued to the Warrant Holder.

“WFOEs” means Beijing WFOE and Tianjin WFOE.

“Written” and “in writing” include all modes of representing or reproducing words in visible form.

“YUAN” means YUAN Inc.

Words importing the singular number also include the plural number and vice-versa.

Words importing the masculine gender also include the feminine gender and vice-versa.

The term “day” means “calendar day.”

3.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

4.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

5.

The Company shall maintain a register of its Members. A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by mechanical process. The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled.

6.

Notwithstanding Article 5 of these Articles, if a share certificate is defaced, lost, stolen, or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may reasonably prescribe to indemnify the Company from any loss incurred by it in connection with such certificate, including the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

7.

Subject to the provisions of the Memorandum and these Articles (including but not limited to Schedule A), any direction that may be given by the Company in a general meeting, the right of first offer under the Shareholders’ Agreement, and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

CLASSES, NUMBER AND PAR VALUE OF THE SHARES

8.

At the date of the adoption of these Articles the authorized share capital of the Company is US$80,000, divided into 800,000,000 shares of par value US$0.0001 each, comprised of 514,305,568 ordinary shares, par value US$0.0001 per share (the “Ordinary Shares”), consisting of (i) 463,897,187 voting Class A Ordinary Shares of a nominal or par value of US$0.0001 each (the “Class A Ordinary Shares”), (ii) 50,408,381 voting Class B Ordinary Shares of a nominal or par value of US$0.0001 each (the “Class B Ordinary Shares”), 22,973,381 redeemable convertible series A preferred shares, par value US$0.0001 per share (“Series A Shares”), 30,162,301 redeemable convertible series B preferred shares, par value US$0.0001 per share (the “Series B Shares”), 33,367,574 redeemable convertible series B+ preferred shares, par value US$0.0001 per share (the “Series B+ Shares”), 29,167,458 redeemable convertible series C preferred shares, par value US$0.0001 per share (the “Series C Shares”), 45,613,502 redeemable convertible series D preferred shares, par value US$0.0001 per share (the “Series D Shares”), 8,411,895 redeemable convertible series D+ preferred shares, par value US$0.0001 per share (the “Series D+ Shares”), 43,868,754 redeemable convertible series E-1 preferred shares, par value US$0.0001 per share (the “Series E-1 Shares”), 30,845,218 redeemable convertible series E-2 preferred shares, par value US$0.0001 per share (the “Series E-2 Shares”) and 41,284,349 redeemable convertible series E-3 preferred shares, par value US$0.0001 per share (the “Series E-3 Shares”). The Ordinary Shares and the Preferred Shares are collectively referred to herein as the “Shares”. The rights, preferences and restrictions of the Preferred Shares and the Ordinary Shares are set forth in Schedule A to these Articles of Association.

TRANSFER OF SHARES

9.

Subject to any agreements binding on the Company, shares are transferable, and the Company will only register transfers of shares that are made in accordance with such agreements (if any) and will not register transfers of shares that are not made in accordance with such agreements (if any). The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

REDEMPTION AND PURCHASE OF SHARES

10.

Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Schedule A), shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by special resolution determine.

11.

Subject to the provisions of the Statute, the Memorandum and these Articles (including without limitation Schedule A), the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting and may make payment therefore in any manner authorized by the Statute (unless the redemption is in respect of the Preferred Shares in which case the redemption must be effected in accordance with Schedule A to these Articles), including out of capital.

VARIATION OF RIGHTS OF SHARES

12.

Subject to Schedule A, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may not, whether or not the Company is being wound-up, be varied without the consent in writing of the holders of at least a majority of the issued shares of that class or series.

13.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one (1) person holding, or representing by proxy, at least a majority of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

14.

Subject to Schedule A, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

15.

Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may (i) pay a commercially reasonable commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company, which commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fees as may be lawful and commercially reasonable.

NON-RECOGNITION OF TRUSTS

16.

No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof), any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTRATION OF EMPOWERING INSTRUMENTS

17.

The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

TRANSMISSION OF SHARES

18.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

19.

Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and, subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be. If the person so becoming entitled shall elect to be registered himself as holder, such person shall deliver or send to the Company a notice in writing signed by such person so stating such election.

20.

A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by voluntary transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, ALTERATION OF

CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

21.

Subject to the provisions of the Statute and these Articles (including but not limited to Section 6 of Schedule A), the Company may from time to time alter or amend its Memorandum with respect to any objects, powers or other matters specified therein to:

a)

by Ordinary Resolution increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

b)	by Ordinary Resolution consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

c)	by Ordinary Resolution divide or subdivide all or any of its share capital into shares of smaller amount than is fixed by the Memorandum or into shares without nominal or par value; or

d)

by Ordinary Resolution cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

22.	All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as the shares in the original share capital.

23.

Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

24.	Subject to the provisions of the Statute and these Articles (including but not limited to Schedule A), the Company may by resolution of the Directors change the location of its registered office.

FIXING RECORD DATE

25.

The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to attend or vote at a meeting of the Members. For the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

26.

If no record date is fixed for the determination of Members entitled to notice of or to attend or vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to attend or receive notice of, attend or vote at any meeting of Members has been made as provided in this Article 26, such determination shall apply to any adjournment thereof.

GENERAL MEETING

27.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

28.

The Company may hold a general meeting as its annual general meeting but shall not (unless required by Statute) be obliged to hold an annual general meeting. The annual general meeting, if held, shall be held at such time and place as the Directors shall appoint with notices properly given pursuant to Article 33. At these meetings the report of the Directors (if any) shall be presented.

29.

The Directors may call general meetings, and they shall, on the requisition of Members of the Company holding at the date of deposit of the requisition not less than ten percent (10%) of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company.

30.

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

31.

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing not less than a majority of the aggregate voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

32.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

33.

At least seven (7) days’ notice shall be given of an annual general meeting and at least twenty (20) days’ notice shall be given of any other general meeting unless such notice is waived either before, at or after such annual or other general meeting (a) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and (b) in the case of any other general meeting, by holders of not less than the minimum number of Shares required to approve the actions submitted to the Members for approval at such meeting, or their proxies (collectively, the “Required Consenters”). Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned; provided that any general meeting of the Company shall, whether or not the notice specified in this Article 33 has been given and whether or not the provisions of Articles 28-32 have been complied with, be deemed to have been duly convened if it is so agreed by the Required Consenters.

PROCEEDINGS AT GENERAL MEETINGS

34.

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. The holders of greater than fifty percent (50%) of the aggregate voting power of all of the Ordinary shares (on an as converted basis) entitled to notice of and to attend and vote at such general meeting (including the holders of greater than two-thirds (2/3) of the aggregate voting power of the Preferred Shares) present in person or by proxy or if a company or other non-natural person by its duly authorized representative shall be a quorum.

35.

A person shall be deemed to be present at a general meeting if he participates by telephone or other electronic means and all persons participating in the meeting are able to communicate with each other or if such person is represented by proxy in accordance with Articles 47-50.

36.

An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice. A resolution to be passed by way of written resolution must be unanimous.

37.

A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any general meeting, the Members (or their proxies) holding a majority of the aggregate voting power of all of the Shares of the Company represented at the meeting may adjourn the meeting from time to time, until a quorum shall be present or represented; provided that, if notice of such meeting has been duly delivered to all Members seven (7) days in respect of an annual general meeting or twenty (20) days in respect of any other general meeting prior to the scheduled meeting in accordance with the notice procedures hereunder, and the quorum is not present within fifteen (15) minutes from the time appointed for the meeting solely because of the absence of any Preferred Holder(s), the meeting shall be adjourned to the seventh (7th) following Business Day at the same time and place (or to such other later time or such other place as the directors may determine) with notice delivered to all Members five (5) days prior to the adjourned meeting in accordance with the notice procedures under Articles 34 through 40 and, if at the adjourned meeting, the quorum is not present within fifteen (15) minutes from the time appointed for the meeting solely because of the absence of any Preferred Holder(s), then the presence of such holders shall not be required at such adjourned meeting for purposes of establishing a quorum. At such adjourned meeting, only such business as included in the notice of the original meeting may be transacted. For the avoidance of doubt, nothing in this Article 37 shall prejudice the provisions of Section 6(a) of Schedule A which require the approval of the Super Preferred Majority Holders, the Super Series A Majority Holders, the Super Series B Majority Holders, the Series B+ Majority Holders, the Series C Majority Holders, the Super Series D Majority Holders, the Super Series E Majority Holders and the Series E-3 Majority Holders (as applicable).

38.

The chairman, if any, of the Board shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the members present shall elect one (1) of their number to be chairman of the meeting.

39.

The chairman may, with the consent of any general meeting duly constituted hereunder at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

40.

At any general meeting, a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by Statute or these Articles or any other Transaction Document, such requisite majority shall be a simple majority of votes cast.

VOTES OF MEMBERS

41.

Subject to these Articles (including but not limited to Schedule A), every Member of record present or, if such Member is a corporation or other non-natural person, such Member is present by its duly authorized representative, shall have one (1) vote for each share registered in his name in the register of Members.

42.

In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

43.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis, or other person may vote by proxy.

44.

No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

45.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the determination of the chairman of the general meeting to be exercised in his or her reasonable discretion.

46.	Votes may be given either personally or by proxy.

PROXIES

47.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

48.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting.

49.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

50.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

51.

Any corporation which is a Member of record of the Company may in accordance with its articles or other governing documents, or in the absence of such provision by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

52.

Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

53.	There shall be a Board consisting of not more than nine (9) persons, unless increased by a resolution adopted by ordinary resolution of the Board and with the consent required pursuant to Schedule A.

54.

Directors shall be entitled to be reimbursed for traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time in good faith, or a combination partly of one such method and partly the other. Subject to these Articles (including but not limited to Schedule A), the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.

55.

Subject to these Articles (including but not limited to Schedule A), a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine in good faith.

56.

Subject to these Articles (including but not limited to Schedule A), a Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

57.	A shareholder qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

58.

Subject to these Articles (including but not limited to Schedule A), a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

59.

In addition to any further restrictions set forth in these Articles (including but not limited to Schedule A), no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

60.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 59 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

POWERS AND DUTIES OF DIRECTORS

61.

The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not inconsistent, from time to time with the Statute, or with these Articles, or as may be prescribed by the Company in general meeting provided that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made, and provided further that, for the avoidance of doubt and without limiting the generality of the foregoing, the Directors shall undertake none of those acts described in Section 6 of Schedule A or in Article 12 without the prior approval therein required.

62.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

63.

All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

64.	The Directors shall cause minutes to be made in books provided for the purpose:

1)	of all appointments of officers made by the Directors;

2)	of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors; and

3)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

65.

Subject to these Articles (including but not limited to Schedule A), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

66.

Subject to these Articles (including but not limited to Schedule A), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue Debentures whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

67.	Subject to these Articles (including but not limited to Schedule A):

1)

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

2)

The Directors from time to time and at any time may establish any committees (including a compensation committee), local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration in good faith.

3)

The Directors from time to time and at any time may delegate to any such committee (including a compensation committee), local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby, provided that any Preferred Director as a committee member shall only be removed and replaced by such person so appointed by the relevant holder(s) of Preferred Shares entitled to appoint such Preferred Director, respectively.

4)	Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

PROCEEDINGS OF DIRECTORS

68.

Subject to these Articles (including but not limited to Schedule A) and the Statute, the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, and questions arising at any meeting shall be decided by a majority of votes (unless a higher vote is required pursuant to the Statute or these Articles, including but not limited to Schedule A) of the Directors present at a meeting at which there is a quorum, with the Chairman Director having six (6) votes and each of the other Directors having one (1) vote. Unless otherwise determined by the vote of all of the Directors then in office, the Board shall meet at least quarterly within the following two weeks of such relevant quarter in each calendar year, subject to such notice requirement set forth in Article 69 below.

69.

A Director may, and the secretary of the Company on the requisition of a Director, shall, at any time, summon a meeting of the Directors by at least five (5) business days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered and shall include the agenda of the board meeting as well as all board papers; provided that notice is given pursuant to Articles 99 - 103; provided further that notice may be waived on behalf of all of the Directors before, after, or at the meeting by the vote or consent of all the Directors.

70.

The quorum necessary for the transaction of the business of the Directors is a majority of Directors, including the Chairman Director and all Preferred Directors; provided, however, if such quorum cannot be obtained in two (2) consecutive duly called meetings of Directors due to the failure of any Preferred Director to attend such meetings of Directors whose presence is required to constitute a quorum, then the attendance of a majority of the directors at the second (2nd) duly called meeting of Directors of the foregoing two (2) consecutive duly called meetings of Directors shall constitute a quorum, provided that at such second (2nd) duly called meeting the business not included in the notice shall not be transacted. For the purposes of this Article 70 a proxy appointed by a Director shall only be counted in a quorum at a meeting at which the Director appointing him is not present; provided always that if there shall at any time be only a sole Director the quorum shall be one (1). For the avoidance of doubt, nothing in this Article 70 shall prejudice the provisions of Section 6(b) of the Schedule A which require the approval of the affirmative votes of at least two-thirds (2/3) of all Preferred Directors.

71.

Subject to Article 70, the continuing Directors may act notwithstanding any vacancy in their body. However, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

72.

The Directors may elect a chairman of their board and determine the period for which he is to hold office, but if no such chairman is elected, or if at any meeting the chairman is not present, the Directors present may choose one of their numbers to be chairman of the meeting.

73.

Subject to these Articles (including but not limited to Schedule A), the Directors may delegate any of their powers (subject to any limitations imposed on the Directors) to committees consisting of such member or members of the Board as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and by these Articles (including but not limited to Schedule A). A committee may meet and adjourn as it thinks proper. Subject to these Articles (including but not limited to Schedule A), questions arising at any committee meeting shall be determined by a majority of votes of the members present.

74.

The Company shall provide that members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting; provided that a meeting of a Board or committee shall not be valid if the Company does not make such means of participation reasonably available to the members thereof.

75.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

76.

A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 47 – 50 shall apply, mutatis mutandis, to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

77.

The office of a Director shall be vacated if he or she gives notice in writing to the Company that he or she resigns the office of Director, if he or she dies or if he or she is found a lunatic or becomes of unsound mind, and such vacated office may be filled only pursuant to Articles 78, 79 and Schedule A.

APPOINTMENT AND REMOVAL OF DIRECTORS

78.

Subject to Section 7 of Schedule A, all Directors shall be elected and appointed by a majority vote of issued and outstanding Ordinary Shares and Preferred Shares (voting together and not as separate classes) at a general or extraordinary meeting or by written consent.

79.

Any vacancy on the Board occurring because of the death, resignation or removal of a Director shall be filled by the same party or parties entitled to appoint such Director on the Board pursuant to Section 7 of Schedule A.

PRESUMPTION OF ASSENT

80.

A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

81.

The Company may, if the Directors so determine, have a Seal which shall, subject to this Article 81, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or the secretary or secretary-treasurer or some person appointed by the Directors for the purpose. The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the common seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used. A Director, secretary or other duly authorized officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

82.

The Company may have a president, a secretary or secretary-treasurer appointed by the directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

83.

Subject to the Statute and the provisions of these Articles (including but not limited to Schedule A), the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

84.

Subject to the Statute and the provisions of these Articles (including but not limited to Section 6 in Schedule A), the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

85.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

86.

Subject to the rights of persons, if any, with shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article 86 as paid on the share.

87.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

88.

Subject to these Articles (including but not limited to Schedule A), the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares or Debentures of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

89.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

90.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

91.

Subject to these Articles (including but not limited to Schedule A), upon the recommendation of the Board, the Members may by Special Resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). Subject to these Articles (including but not limited to Schedule A), the Directors may authorize any person to enter into, on behalf of all of the Members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and legally binding on all concerned.

BOOKS OF ACCOUNT

92.	The Directors shall cause proper books of account to be kept with respect to:

(1)	All sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(2)	All sales and purchases of goods by the Company; and

(3)	The assets and liabilities of the Company.

93.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

94.

Subject to any agreement binding on the Company, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Company.

95.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

96.

Subject to these Articles (including but not limited to Schedule A), the Board may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board.

97.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

98.

Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company during their tenure of office.

NOTICES

99.

Notices shall be in writing and may be given by the Company or any person entitled to give notice to any Member either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address is outside the Cayman Islands.

(1)

Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid.

(2)

Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day that it has been properly addressed and sent through a transmitting organization, with a reasonable confirmation of delivery (if applicable).

100.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

101.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it, subject to Article 99 and Article 100, to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

102.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(1)

every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(2)

every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

103.	No other person shall be entitled to receive notices of general meetings pursuant to these Articles.

WINDING UP

104.

Subject to these Articles (including but not limited to Schedule A), the Company may voluntarily commence to wind up and dissolve by a Special Resolution. Subject to these Articles (including but not limited to Schedule A), if the Company shall be wound up, any liquidator must be approved by an Ordinary Resolution of the Company.

105.

If the Company shall be wound up, the assets available for distribution amongst the Members shall be distributed in accordance with Section 2 of Schedule A; provided that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

106.

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default, and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or willful default of such Director or officer or trustee.

107.

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

FINANCIAL YEAR

108.

Unless a majority of the Board agrees otherwise, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

109.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of (i) a Special Resolution and (ii) the Super Preferred Majority Holders, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

MERGERS AND CONSOLIDATIONS

110.

Subject to these Articles (including but not limited to Schedule A), the Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

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SCHEDULE A

The holders of Preferred Shares and Ordinary Shares shall, in addition to any other rights conferred on them under these Memorandum and these Articles, have the rights set forth in this Schedule A, which forms part of these Articles. In the event of any inconsistency between the provisions set forth herein and other provisions of the Memorandum and these Articles, the provisions set forth herein shall prevail to the extent permitted by applicable laws.

1.	DIVIDENDS AND DISTRIBUTIONS.

(a)

Subject to the provisions of the Statute and these Articles (including but not limited to the other requirements of this Schedule A), no dividends or distributions shall be declared or paid on the Ordinary Shares or any future series of preferred shares, unless and until a dividend or distributions is declared and paid on each issued and outstanding Preferred Share (on an as-converted basis) pursuant to Sections 1(b) of Schedule A.

(b)	Non-Cumulative Dividend Preference of the Preferred Shares

(i)

The Company shall not pay or set aside any dividends or other distributions on any Series E-2 Shares, Series E-1 Shares, Series D+ Shares, Series D Shares, Series C Shares, Series B+ Shares, Series B Shares, Series A Shares, Ordinary Shares or other Equity Securities of the Company unless (in addition to the obtaining of any consents required elsewhere in these Articles) the holders of Series E-3 Shares then outstanding shall firstly receive, on an annual basis, preferential, non-cumulative dividends or distributions at the rate equal to six percent (6%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted) for each Series E-3 Share held by such holder, pari passu with each other, payable in cash when and as such cash becomes legally available therefor; provided that such dividends or distributions shall be payable only when, as, and if declared by the Board.

(ii)

After all the holders of the Series E-3 Shares have received their dividend preference and other distribution in full pursuant to clause (i) above, the Company shall not pay or set aside any dividends or other distributions on any Series D+ Shares, Series D Shares, Series C Shares, Series B+ Shares, Series B Shares, Series A Shares, Ordinary Shares or other Equity Securities of the Company (other than the Series E-3 Shares) unless (in addition to the obtaining of any consents required elsewhere in these Articles) the holders of Series E-2 Shares and Series E-1 Shares then outstanding shall firstly receive, on an annual basis, preferential, non-cumulative dividends or distributions at the rate equal to six percent (6%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted) for each Series E-2 Share and Series E-1 Share held by such holder, pari passu with each other, payable in cash when and as such cash becomes legally available therefor; provided that such dividends or distributions shall be payable only when, as, and if declared by the Board.

(iii)

After all the holders of the Series E-3 Shares, Series E-2 Shares and the Series E-1 Shares have received their dividend preference and other distribution in full pursuant to clauses (i) and (ii) above, the Company shall not pay or set aside any dividends or other distributions on any Series D Shares, Series C Shares, Series B+ Shares, Series B Shares, Series A Shares, Ordinary Shares or other Equity Securities of the Company (other than the Series E-3 Shares, the Series E-2 Shares and the Series E-1 Shares) unless (in addition to the obtaining of any consents required elsewhere in these Articles) the holders of Series D+ Shares then outstanding shall firstly receive, or simultaneously receive, on an annual basis, preferential, non-cumulative dividends or distributions at the rate equal to six percent (6%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted) for each Series D+ Share held by such holder, payable in cash when and as such cash becomes legally available therefor; provided that such dividends or distributions shall be payable only when, as, and if declared by the Board.

(iv)

After all the holders of the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares and the Series D+ Shares have received their dividend preference and other distribution in full pursuant to clause (i), (ii) and (iii) above, the Company shall not pay or set aside any dividends or other distributions on any Series C Shares, Series B+ Shares, Series B Shares, Series A Shares, Ordinary Shares or other Equity Securities of the Company (other than the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares and the Series D+ Shares) unless (in addition to the obtaining of any consents required elsewhere in these Articles) the holders of Series D Shares then outstanding shall firstly receive, or simultaneously receive, on an annual basis, preferential, non-cumulative dividends or distributions at the rate equal to six percent (6%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted) for each Series D Share held by such holder, payable in cash when and as such cash becomes legally available therefor; provided that such dividends or distributions shall be payable only when, as, and if declared by the Board.

(v)

After all the holders of the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares, Series D+ Shares and the Series D Shares have received their dividend preference and other distribution in full pursuant to clauses (i), (ii), (iii) and (iv) above, the Company shall not pay or set aside any dividends or other distributions on any Series B+ Shares, Series B Shares, Series A Shares, Ordinary Shares or other Equity Securities of the Company (other than the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares, the Series D+ Shares and the Series D Shares) unless (in addition to the obtaining of any consents required elsewhere in these Articles) the holders of Series C Shares then outstanding shall firstly receive, or simultaneously receive, on an annual basis, preferential, non-cumulative dividends or distributions at the rate equal to six percent (6%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted) for each Series C Share held by such holder, payable in cash when and as such cash becomes legally available therefor; provided that such dividends or distributions shall be payable only when, as, and if declared by the Board.

(vi)

After all the holders of the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares, the Series D+ Shares, the Series D Shares and the Series C Shares have received their dividend preference and other distribution in full pursuant to clauses (i), (ii), (iii), (iv) and (v) above, the Company shall not pay or set aside any dividends or other distributions on any Series B Shares, Series A Shares, Ordinary Shares or other Equity Securities of the Company (other than the Series E-3 Shares , the Series E-2 Shares, the Series E-1 Shares, the Series D+ Shares, the Series D Shares and the Series C Shares) unless (in addition to the obtaining of any consents required elsewhere in these Articles) the holders of Series B+ Shares then outstanding shall firstly receive, or simultaneously receive, on an annual basis, preferential, non-cumulative dividends or distributions at the rate equal to six percent (6%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted) for each Series B+ Share held by such holder, payable in cash when and as such cash becomes legally available therefor; provided that such dividends or distributions shall be payable only when, as, and if declared by the Board.

(vii)

After all the holders of the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares, the Series D+ Shares, the Series D Shares, the Series C Shares and the Series B+ Shares have received their dividend preference and other distribution in full pursuant to clauses (i), (ii), (iii), (iv), (v) and (vi) above, the Company shall not pay or set aside any dividends or other distributions on any Series A Shares, Ordinary Shares or other Equity Securities of the Company (other than the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares, the Series D+ Shares, the Series D Shares, the Series C Shares and the Series B+ Shares) unless (in addition to the obtaining of any consents required elsewhere in these Articles) the holders of Series B Shares then outstanding shall firstly receive, or simultaneously receive, on an annual basis, preferential, non-cumulative dividends or distributions at the rate equal to six percent (6%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted) for each Series B Share held by such holder, payable in cash when and as such cash becomes legally available therefor; provided that such dividends or distributions shall be payable only when, as, and if declared by the Board.

(viii)

After all the holders of the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares, the Series D+ Shares, the Series D Shares, the Series C Shares, the Series B+ Shares and the Series B Shares have received their dividend preference and other distribution in full pursuant to clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, the Company shall not pay or set aside any dividends or other distributions on any Ordinary Shares or other Equity Securities of the Company (other than the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares, the Series D+ Shares, the Series D Shares, the Series C Shares, the Series B+ Shares and the Series B Shares) unless (in addition to the obtaining of any consents required elsewhere in these Articles) the holders of Series A Shares then outstanding shall firstly receive, or simultaneously receive, on an annual basis, preferential, non-cumulative dividends or distributions at the rate equal to six percent (6%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted) for each Series A Share held by such holder, payable in cash when and as such cash becomes legally available therefor; provided that such dividends or distributions shall be payable only when, as, and if declared by the Board.

(ix)

All declared, accrued but unpaid dividends shall be paid in cash when and as such cash becomes legally available to the holders of Preferred Shares immediately prior to the closing of a Qualified IPO or and upon a Liquidation Event.

(c)

After receiving the dividends pursuant to subsection (b) above, the holders of the Preferred Shares shall also be entitled to participate pro rata in any dividends or distributions set aside or paid in any fiscal year among the holders of Ordinary Shares on an as-converted basis.

2.	LIQUIDATION PREFERENCE.

(a)	Liquidation Preferences. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary:

(i)

Before any distribution or payment shall be made to the holders of any Ordinary Shares, holders of Series A Shares, holders of Series B Shares, holders of Series B+ Shares, holders of Series C Shares, holders of Series D Shares, holders of Series D+ Shares, holders of Series E-1 Shares, and/or holders of Series E-2 Shares, each holder of Series E-3 Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted), plus all dividends accrued but unpaid with respect thereto (As Adjusted) (collectively, the “Series E-3 Preference Amount”) per Series E-3 Share then held by such holder. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be insufficient to pay the holders of Series E-3 Shares the full amount to which they shall be entitled under this Section 2(a)(i), the holders of Series E-3 Shares shall, pari passu with each other, share ratably in any distribution of the assets available for distribution in proportion to the respective amounts under this Section 2(a)(i) which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(ii)

After the full Series E-3 Preference Amount has been paid on all outstanding Series E-3 Shares pursuant to Section 2(a)(i), before any distribution or payment shall be made to the holders of any Ordinary Shares, holders of Series A Shares, holders of Series B Shares, holders of Series B+ Shares, holders of Series C Shares, holders of Series D Shares or holders of Series D+ Shares, (x) each holder of Series E-2 Shares shall be entitled, pari passu with each holder of Series E-1 Shares, to receive an amount equal to one hundred percent (100%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted), plus all dividends accrued but unpaid with respect thereto (As Adjusted) (collectively, the “Series E-2 Preference Amount”) per Series E-2 Share then held by such holder and (y) each holder of Series E-1 Shares shall be entitled, pari passu with each holder of Series E-2 Shares, to receive an amount equal to one hundred percent (100%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted), plus all dividends accrued but unpaid with respect thereto (As Adjusted) (collectively, the “Series E-1 Preference Amount”) per Series E-1 Share then held by such holder. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders after the full payment of Series E-3 Preference Amount on all outstanding Series E-3 Shares shall be insufficient to pay the holders of Series E-2 Shares and Series E-1 Shares the full amount to which they shall be entitled under this Section 2(a)(ii), the holders of Series E-2 Shares and Series E-1 Shares shall, pari passu with each other, share ratably in any distribution of the assets available for distribution in proportion to the respective amounts under this Section 2(a)(ii) which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(iii)

After the full Series E-3 Preference Amount, Series E-2 Preference Amount and Series E-1 Preference Amount has been paid on all outstanding Series E-3 Shares, Series E-2 Shares and Series E-1 Shares pursuant to Sections 2(a)(i) and (ii), before any distribution or payment shall be made to the holders of any Ordinary Shares, holders of Series A Shares, holders of Series B Shares , holders of Series B+ Shares, holders of Series C Shares or holders of Series D Shares, each holder of Series D+ Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted), plus all dividends accrued but unpaid with respect thereto (As Adjusted) (collectively, the “Series D+ Preference Amount”) per Series D+ Share then held by such holder. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders after the full payment of Series E-3 Preference Amount, Series E-2 Preference Amount and Series E-1 Preference Amount on all outstanding Series E-3 Shares, Series E-2 Shares and Series E-1 Shares (as applicable) shall be insufficient to pay the holders of Series D+ Shares the full amount to which they shall be entitled under this Section 2(a)(iii), the holders of Series D+ Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts under this Section 2(a)(iii) which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(iv)

After the full Series E-3 Preference Amount, Series E-2 Preference Amount, Series E-1 Preference Amount and Series D+ Preference Amount has been paid on all outstanding Series E-3 Shares, Series E-2 Shares, Series E-1 Shares and Series D+ Shares pursuant to Sections 2(a)(i), (ii) and (iii), before any distribution or payment shall be made to the holders of any Ordinary Shares, holders of Series A Shares, holders of Series B Shares, holders of Series B+ Shares or holders of Series C Shares, each holder of Series D Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted), plus all dividends accrued but unpaid with respect thereto (As Adjusted) (collectively, the “Series D Preference Amount”) per Series D Share then held by such holder. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders after the full payment of Series E-3 Preference Amount, Series E-2 Preference Amount, Series E-1 Preference Amount and Series D+ Preference Amount on all outstanding Series E-3 Shares, Series E-2 Shares, Series E-1 Shares and Series D+ Shares (as applicable) shall be insufficient to pay the holders of Series D Shares the full amount to which they shall be entitled under this Section 2(a)(iv), the holders of Series D Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts under this Section 2(a)(iv) which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(v)

After the full Series E-3 Preference Amount, Series E-2 Preference Amount, Series E-1 Preference Amount, Series D+ Preference Amount and Series D Preference Amount has been paid on all outstanding Series E-3 Shares, Series E-2 Shares, Series E-1 Shares, Series D+ Shares and Series D Shares pursuant to Sections 2(a)(i), (ii), (iii) and (iv), before any distribution or payment shall be made to the holders of any Ordinary Shares, holders of Series A Shares, holders of Series B Shares or holders of Series B+ Shares, each holder of Series C Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted), plus all dividends accrued but unpaid with respect thereto (As Adjusted) (collectively, the “Series C Preference Amount”) per Series C Share then held by such holder. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders after the full payment of Series E-3 Preference Amount, Series E-2 Preference Amount, Series E-1 Preference Amount, Series D+ Preference Amount and Series D Preference Amount on all outstanding Series E-3 Shares, Series E-2 Shares, Series E-1 Shares, Series D+ Shares and Series D Shares (as applicable) shall be insufficient to pay the holders of Series C Shares the full amount to which they shall be entitled under this Section 2(a)(v), the holders of Series C Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts under this Section 2(a)(v) which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(vi)

After the full Series E-3 Preference Amount, Series E-2 Preference Amount, Series E-1 Preference Amount, Series D+ Preference Amount, Series D Preference Amount and Series C Preference Amount has been paid on all outstanding Series E-3 Shares, Series E-2 Shares, Series E-1 Shares, Series D+ Shares, Series D Shares and Series C Shares pursuant to Sections 2(a)(i), (ii), (iii), (iv) and (v), before any distribution or payment shall be made to the holders of any Ordinary Shares, holders of Series A Shares or holders of Series B Shares, each holder of Series B+ Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted), plus all dividends accrued but unpaid with respect thereto (As Adjusted) (collectively, the “Series B+ Preference Amount”) per Series B+ Share then held by such holder. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders after the full payment of Series E-3 Preference Amount, Series E-2 Preference Amount, Series E-1 Preference Amount, Series D+ Preference Amount, Series D Preference Amount and Series C Preference Amount on all outstanding Series E-3 Shares, Series E-2 Shares, Series E-1 Shares, Series D+ Shares, Series D Shares and Series C Shares (as applicable) shall be insufficient to pay the holders of Series B+ Shares the full amount to which they shall be entitled under this Section 2(a)(vi), the holders of Series B+ Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts under this Section 2(a)(vi) which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(vii)

After the full Series E-3 Preference Amount, Series E-2 Preference Amount, Series E-1 Preference Amount, Series D+ Preference Amount, Series D Preference Amount, Series C Preference Amount and Series B+ Preference Amount has been paid on all outstanding Series E-3 Shares, Series E-2 Shares, Series E-1 Shares, Series D+ Shares, Series D Shares, Series C Shares and Series B+ Shares pursuant to Sections 2(a)(i), (ii), (iii), (iv), (v) and (vi), before any distribution or payment shall be made to the holders of any Ordinary Shares or holders of Series A Shares, each holder of Series B Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted), plus all dividends accrued but unpaid with respect thereto (As Adjusted) (collectively, the “Series B Preference Amount”) per Series B Share then held by such holder. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders after the full payment of Series E-3 Preference Amount, Series E-2 Preference Amount, Series E-1 Preference Amount, Series D+ Preference Amount, Series D Preference Amount, Series C Preference Amount and Series B+ Preference Amount on all outstanding Series E-3 Shares, Series E-2 Shares, Series E-1 Shares, Series D+ Shares, Series D Shares, Series C Shares and Series B+ Shares (as applicable) shall be insufficient to pay the holders of Series B Shares the full amount to which they shall be entitled under this Section 2(a)(vii), the holders of Series B Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts under this Section 2(a)(vii) which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(viii)

After the full Series E-3 Preference Amount, Series E-2 Preference Amount, Series E-1 Preference Amount, Series D+ Preference Amount, Series D Preference Amount, Series C Preference Amount, Series B+ Preference Amount and Series B Preference Amount has been paid on all outstanding Series E-3 Shares, Series E-2 Shares, Series E-1 Shares, Series D+ Shares, Series D Shares, Series C Shares, Series B+ Shares and Series B Shares pursuant to Sections 2(a)(i), (ii), (iii), (iv), (v), (vi) and (vii), before any distribution or payment shall be made to the holders of any Ordinary Shares, each holder of Series A Shares shall be entitled to receive an amount equal to one hundred percent (100%) of the relevant applicable Original Preferred Share Issue Price (As Adjusted), plus all dividends accrued but unpaid with respect thereto (As Adjusted) (collectively, the “Series A Preference Amount”) per Series A Share then held by such holder. If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders after the full payment of Series E-3 Preference Amount, Series E-2 Preference Amount, Series E-1 Preference Amount, Series D+ Preference Amount, Series D Preference Amount, Series C Preference Amount, Series B+ Preference Amount and Series B Preference Amount on all outstanding Series E-3 Shares, Series E-2 Shares, Series E-1 Shares, Series D+ Shares, Series D Shares, Series C Shares, Series B+ Shares and Series B Shares (as applicable) shall be insufficient to pay the holders of Series A Shares the full amount to which they shall be entitled under this Section 2(a)(viii), the holders of Series A Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts under this Section 2(a)(viii) which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(ix)

After the full payment of the Series E-3 Preference Amount, the Series E-2 Preference Amount, the Series E-1 Preference Amount, the Series D+ Preference Amount, the Series D Preference Amount, the Series C Preference Amount, the Series B+ Preference Amount, the Series B Preference Amount and the Series A Preference Amount has been made pursuant to this Sections 2(a) of Schedule A, the remaining assets of the Company available for distribution to shareholders shall be distributed ratably among the holders of issued and outstanding Ordinary Shares and the holders of Preferred Shares on an as-converted basis.

(b)

Liquidation on Sale or Merger. The following events shall be treated as a liquidation (each, a “Liquidation Event”) under this Section 2 of Schedule A unless waived by the Super Series A Majority Holders, the Super Series B Majority Holders, the Series B+ Majority Holders, the Series C Majority Holders, Series D Majority Holders, the Series D+ Majority Holders, the Super Series E Majority Holders and the Series E-3 Majority Holders:

(i)

any consolidation, reorganization, amalgamation or merger of the Company and/or its subsidiaries or shareholders of the subsidiaries with or into any Person, or any other corporate reorganization or scheme of arrangement, including a sale or acquisition of Equity Securities of the Company, in which the shareholders of the Company or shareholders of the subsidiaries immediately before such transaction own less than fifty percent (50%) of the voting power of the surviving company immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile); or

(ii)

a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Group Company of all or substantially all of the assets and/or intellectual property and/or business of the Company (or of all of the Group Companies taken as a whole).

And upon any such event, any proceeds from such Liquidation Event or proceeds resulting to the shareholders of the Company therefrom shall be distributed in accordance with the terms of Section 2(a) of Schedule A.

(c)

Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the shareholders of the Company upon any such Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring Person. If the amount deemed paid or distributed under this Section 2 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined in good faith by the Board (including the affirmative votes of at least two-thirds (2/3) of all Preferred Directors). Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)

If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)

If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (including the affirmative votes of at least two-thirds (2/3) of all Preferred Directors).

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board (including the affirmative votes of at least two-thirds (2/3) of all Preferred Directors), or by a liquidator if one is appointed.

The Super Preferred Majority Holders shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 2(c) of Schedule A, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

3.	VOTING RIGHTS.

At all general meetings of the Company: (i) the holder of any Class A Ordinary Shares issued and outstanding shall have one (1) vote for each Class A Ordinary Share held by such holder, (ii) the holder of each Class B Ordinary Share issued and outstanding shall have eight (8) votes for each Class B Ordinary Share held by such holder, and (iii) the holder of each Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s shareholders is first solicited. Subject to provisions to the contrary elsewhere in the Memorandum and these Articles, or as required by the Statute, the holders of Preferred Shares shall vote together with the holders of Ordinary Share, and not as a separate class or series, on all matters put before the shareholders. The parties shall agree on voting or such other arrangement to ensure that the Founders shall retain voting control of the Company notwithstanding subsequent equity issuances by the Company.

4.	CONVERSION RIGHTS.

If any of the Founder Parties directly or indirectly transfers, in accordance with the Transaction Documents, any Class B Ordinary Shares (including but not limited to transferring voting rights thereof) beneficially held by him/her/it to a Person that is not also a Founder Party or other Person which is not beneficially wholly owned by a Founder Party, or such applicable Founder no longer serves as a director or officer of any Group Company, then such transferred Class B Ordinary Shares shall be automatically converted into the same number of fully-paid and nonassessable Class A Ordinary Shares as of the date of such transfer.

Subject to the provisions of this Section 4 and the requirements of the Statute, any Class B Ordinary Share may, at the option of the holder thereof, be converted at any time into the same number of fully paid and nonassessable Class A Ordinary Shares.

The holders of the Preferred Shares shall have the following rights described below with respect to the conversion of the Preferred Shares into Class A Ordinary Shares. Subject to the provisions of Section 4(b) of Schedule A, the number of Class A Ordinary Shares to which a holder shall be entitled upon conversion of any Preferred Share shall be the quotient of the applicable Original Preferred Share Issue Price divided by the applicable then-effective Preferred Share Conversion Price. The “Preferred Share Conversion Price” shall initially equal the applicable Original Preferred Share Issue Price, and shall be adjusted from time to time as provided below. For the avoidance of doubt, the initial conversion ratio for Preferred Shares to Class A Ordinary Shares shall be 1:1.

(a)	Optional Conversion.

(i)

Subject to and in compliance with the provisions of this Section 4(a) of Schedule A, and subject to compliance with the requirements of the Statute, any Preferred Share may, at the option of the holder thereof, be converted at any time into fully-paid and nonassessable Class A Ordinary Shares based on the then-effective Preferred Share Conversion Price.

(ii)

The holder of any Preferred Shares who desires to convert such shares into Class A Ordinary Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for such Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Class A Ordinary Shares to which the holder is entitled and shall update the Register of Members accordingly. No fractional Class A Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Class A Ordinary Shares to be so issued to a holder of Preferred Shares upon the conversion of such Preferred Shares (after aggregating all fractional Class A Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the person entitled to receive the Class A Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Ordinary Shares on such date.

(b)	Automatic Conversion.

(i)

Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, the Preferred Shares shall automatically be converted into Class A Ordinary Shares in accordance with this Section 4 upon (a) the closing of a Qualified IPO; (b) with respect to the Preferred Shares (other than the Series E-3 Shares, Series E-2 Shares, Series E-1 Shares, Series D Shares and Series D+ Shares), the date when the Company obtains the vote or consent of the Super Series A Majority Holders, the Super Series B Majority Holders, the Series B+ Majority Holders and the Series C Majority Holders; (c) with respect to the Series D Shares, the date when the Company obtains the vote or consent of the Series D Majority Holders; (d) with respect to the Series D+ Shares, the date when the Company obtains the vote or consent of the Series D+ Majority Holders; (e) with respect to the Series E-1 Shares and Series E-2 Shares, the date when the Company obtains the vote or consent of the Super Series E Majority Holders; and/or (f) with respect to the Series E-3 Shares, the date when the Company obtains the vote or consent of the Series E-3 Majority Holders.

(ii)

The Company shall not be obligated to issue certificates for any Class A Ordinary Shares issuable upon the automatic conversion of any Preferred Shares unless the certificate or certificates evidencing such Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Class A Ordinary Shares to which the holder is entitled and shall update the Register of Members accordingly. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares, and the number of Class A Ordinary Shares to be so issued to a holder of converting Preferred Shares (after aggregating all fractional Class A Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any person entitled to receive Class A Ordinary Shares issuable upon the automatic conversion of the Preferred Shares shall be treated for all purposes as the record holder of such Class A Ordinary Shares on the date of such conversion.

(c)	Mechanics of Conversion.

The conversion hereunder of any Preferred Share (the “Conversion Share”) shall be effected in the following manner:

The Company shall give effect to any conversion pursuant to these Articles by any of the following methods (or a combination thereof) and in all such cases the form, manner, timing and execution of the conversion shall, subject to these Articles, occur as set out below: (i) by the repurchase or redemption of the Conversion Shares and, in consideration, the issue of the appropriate number of shares of the class into which such shares are to be converted and distribute to the respective holder of the Conversion Shares all other assets distributable, upon such conversion. The Directors have the authority (notwithstanding any other provision of these Articles to the contrary) to effect such repurchase or redemption and issue of shares in such manner as it considers appropriate and, in particular, may ascribe such value as it considers appropriate by way of determination of the repurchase or redemption price and issue price. As a general rule, the aggregate consideration of the repurchase or redemption of the Conversions Shares shall be (a) the aggregate par value of any capital shares of the Company to be issued upon such conversion; and (b) the aggregate value, as determined by the Directors, of any other assets which are to be distributed upon such conversion. Shares that are repurchased or redeemed pursuant to this Article are cancelled and shall form part of the authorized but unissued share capital of the Company and shall not be re-issued as shares carrying a conversion right; and (ii) such other method as may be permitted by law from time to time as the Directors consider to be in the best interests of the Company.

No fractional Class A Ordinary Shares shall be issued upon conversion of the Preferred Shares. All Class A Ordinary Shares (including any fractions thereof) issuable upon conversion of Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the issuance would result in the issuance of any fractional share. In lieu of any fractional shares to which the holder thereof would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Preferred Share Conversion Price applicable, unless the payment would amount to less than US$50.00 in aggregate payable to any single converting holder of the Preferred Shares in which case such amount will not be distributed but shall be retained for the benefit of the Company.

(d)	Adjustments to Preferred Share Conversion Price.

(i)

Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Class A Ordinary Shares, the applicable Preferred Share Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Class A Ordinary Shares into a smaller number of shares, the applicable Preferred Share Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)

Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in Additional Equity Securities, the applicable Preferred Share Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Preferred Share Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)

Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share, thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares, been converted into Class A Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv)

Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share, thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares, been converted into the Class A Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(v)

Deemed Issue of Additional Equity Securities. In the event the Company at any time or from time to time after the applicable Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of shares entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to clause (B) of this Section 4(d)(v) below) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Equity Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Equity Securities shall not be deemed to have been issued unless the issue price per share (determined pursuant to Sections 4(d)(vi)(B)(1), (2) and (3) hereof) of such Additional Equity Securities would be less than the applicable Preferred Share Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Equity Securities are deemed to be issued:

(A)

no further adjustment in the applicable Preferred Share Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B)

if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the applicable Preferred Share Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)

upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Preferred Share Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(1)

in the case of Convertible Securities or Options for Ordinary Shares, the only Additional Equity Securities issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(2)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Equity Securities deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(D)

no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the applicable Preferred Share Conversion Price to an amount which exceeds the lower of (i) the applicable Preferred Share Conversion Price on the original adjustment date, or (ii) the applicable Preferred Share Conversion Price that would have resulted from any issuance of Additional Equity Securities between the original adjustment date and such readjustment date;

(E)

in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the applicable Preferred Share Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in clause (C) above; and

(F)

for purposes of this Section 4(d)(v), the term “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities; the term “Convertible Securities” shall mean any evidences of indebtedness, shares (other than the Preferred Shares) or other securities or rights directly or indirectly convertible into or exchangeable for Ordinary Shares.

(vi)	Issuance of Shares below the applicable Preferred Share Conversion Price.

(A)

In the event the Company shall at any time after the applicable Issue Date issue Additional Equity Securities, without consideration or for a consideration per share less than the applicable Preferred Share Conversion Price in effect immediately prior to such issue (the “Future Issuance Price”), then the applicable Preferred Share Conversion Price for the affected Preferred Shares in effect immediately prior to each such issuance shall forthwith be adjusted to a price (calculated to the nearest one-thousandth of a cent) determined in accordance with the following formula:

AP = OP *	Ordinary Shares + (New Money / OP) Outstanding
Ordinary Shares + Additional Equity Outstanding Securities

WHERE:

OP	=	Old Preferred Share Conversion Price (before the price-based adjustment).

AP	=	Adjusted Preferred Share Conversion Price (after the price-based adjustment).

Ordinary Shares Outstanding	=	The number of Ordinary Shares Outstanding immediately before the issuance of the dilutive securities.

New Money	=	The amount raised in the dilutive financing. See Sections 4(d)(vi)(B)(1), (2) and (3), which cover how to value the consideration received for the dilutive securities.

Additional Equity Securities	=	The number of Ordinary Shares (on an as-if converted and fully-diluted basis) issued in the dilutive financing.

For purposes of this Section 4(d)(vi)(A), the term “Ordinary Shares Outstanding” shall mean and include the following: (1) outstanding Ordinary Share, (2) Class A Ordinary Share issuable upon conversion of outstanding Preferred Share, (3) Class A Ordinary Share issuable upon exercise of outstanding share options and (4) Class A Ordinary Share issuable upon exercise (and, in the case of warrants to purchase Preferred Share, conversion) of outstanding warrants. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable.

(B)	Determination of Consideration.

For the purpose of making any adjustment to the Preferred Share Conversion Price or the number of Class A Ordinary Shares issuable upon conversion of the Preferred Shares, as the case may be, as provided above:

(1)

To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(2)

To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the votes of the Directors on the Board, including the affirmative vote or consent of the affirmative votes of at least two-thirds (2/3) of all Preferred Directors), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(3)

If Additional Equity Securities or Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Equity Securities are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Equity Securities or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the votes of the Directors on the Board, including the affirmative vote or consent of affirmative votes of at least two-thirds (2/3) of all Preferred Directors) to be allocable to such Additional Equity Securities or Ordinary Share Equivalents.

(vii)

Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 4 of Schedule A are not strictly applicable, but the failure to make any adjustment to the Preferred Share Conversion Price would not fairly protect the conversion rights of the applicable series of Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 4 of Schedule A necessary to preserve, without dilution, the conversion rights of such series of Preferred Shares.

(viii)

Certificate of Adjustment. In the case of any adjustment or readjustment of the applicable Preferred Share Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of affected Preferred Shares at such holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Equity Securities issued or sold or deemed to have been issued or sold, (ii) the number of Additional Equity Securities issued or sold or deemed to be issued or sold, (iii) the applicable Preferred Share Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of the Class A Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of such series of Preferred Shares after such adjustment or readjustment.

(ix)

Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Preferred Share Conversion Price or the number or character of the Preferred Shares as set forth herein, the Company shall give notice to the holders of such Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the applicable Preferred Share Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(x)

Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preferred Shares. If at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then issued and outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purpose.

(xi)

Notices. Any notice required or permitted pursuant to this Section 4 of Schedule A shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery (if applicable), and to have been effected on the day the same is sent as aforesaid.

(xii)

Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or allotment of the Class A Ordinary Shares upon conversion of Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and allotment of the Class A Ordinary Shares in a name other than that in which the Preferred Shares so converted were registered.

5.	REDEMPTION

(a)

At any time after the earlier of (i) the occurrence of a material breach by any Group Company or any of the Founders and the Founder Holdcos of any of their respective representations, warranties, covenants or undertakings under the Transaction Documents, which is not capable of remedy or is not remedied within thirty (30) days after its occurrence, or (ii) the fifth (5th) anniversary of the Issue Date of the first Series E-1 Share, provided that the Company had not consummated a Qualified IPO by such time, or (iii) any material adverse change in the regulatory environment that will render the Restructuring Documents illegal or unenforceable (if applicable), or (iv) any request for redemption by another holder of Preferred Shares of such holder’s Preferred Shares upon the occurrence of the Redemption Event as contemplated under item (i), (together with the foregoing item (i), (ii) and (iii), collectively the “Redemption Events” and each a “Redemption Event”), each Preferred Share shall be redeemable at the option of each holder of the Preferred Shares, out of funds legally available therefor in accordance with the following terms applicable to such holders of the Preferred Shares. Following receipt of the request for redemption from any such holder, the Company shall within fifteen (15) business days give written notice (the “Redemption Notice”) to each holder of record of a Preferred Share, at the address last shown on the records of the Company for such holder(s). Such notice shall indicate that certain holders of Preferred Shares have elected redemption of all or a portion of such Preferred Shares pursuant to the provisions of this Section 5, shall specify the redemption date which shall be not earlier than ten (10) business days from the date of the Redemption Notice and not more than three (3) months from the date of the Redemption Notice (the “Redemption Date”), and shall direct the holders of such shares to submit their share certificates to the Company on or before the scheduled Redemption Date. The redemption price of each Preferred Share requested to be redeemed shall be, with respect to the holder of such Preferred Share, equal to the sum of the relevant Original Preferred Share Issue Price together with an internal rate of compounded return calculated at six percent (6%) annually thereon, through the period commencing from the applicable Issue Date of such Preferred Share to the date of the full payment of the Redemption Price for such Preferred Share, plus in each case all dividends declared and unpaid with respect thereto (the “Redemption Price”). The closing (the “Redemption Closing”) of the redemption of the Preferred Shares pursuant to this Section 5(a) will take place on the Redemption Date at the offices of the Company, or such earlier date or other place as the Super Preferred Majority Holders and the Company may mutually agree in writing (but in no event shall be earlier than ten (10) business days from the date of the Redemption Notice). At the Redemption Closing, subject to applicable law, the Company will, from any source of assets or funds legally available therefore, redeem the Preferred Shares held and requested to be redeemed by each holder by paying in cash therefore the Redemption Price against surrender by such holder at the Company’s principal office of the certificate representing such share. From and after the Redemption Closing, if the Company makes the applicable full Redemption Price available to a holder of a Preferred Share requested to be redeemed by such holder, all rights of the holder of such Preferred Share (except the right to receive the applicable Redemption Price therefore) will cease with respect to such Preferred Share, and such Preferred Share will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

(b)

Insufficient Funds. If the Company’s assets or funds which are legally available on the date that any redemption payment under this Section 5 is due are insufficient to pay in full all redemption payments to be paid at the Redemption Closing, (i) those assets or funds which are legally available shall be used to the extent permitted by applicable law to firstly pay all Redemption Price due on such date on the Series E-3 Shares in proportion to the full amounts to which the holders to which such Redemption Price are due would otherwise be respectively entitled thereon, (ii) after the full payment of the Redemption Price for the Series E-3 Shares, those remaining assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all Redemption Price due on such date on the Series E-2 Shares and the Series E-1 Shares, pari passu with each other, in proportion to the full amounts to which the holders to which such Redemption Price are due would otherwise be respectively entitled thereon, (iii) after the full payment of the Redemption Price for the Series E-3 Shares, the Series E-2 Shares and the Series E-1 Shares, those remaining assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all Redemption Price due on such date on the Series D+ Shares in proportion to the full amounts to which the holders to which such Redemption Price are due would otherwise be respectively entitled thereon, (iv) after the full payment of the Redemption Price for the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares and the Series D+ Shares, those remaining assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all Redemption Price due on such date on the Series D Shares in proportion to the full amounts to which the holders to which such Redemption Price are due would otherwise be respectively entitled thereon, (v) after the full payment of the Redemption Price for the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares, the Series D+ Shares and the Series D Shares, those remaining assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all Redemption Price due on such date on the Series C Shares in proportion to the full amounts to which the holders to which such Redemption Price are due would otherwise be respectively entitled thereon, (vi) after the full payment of the Redemption Price for the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares, the Series D+ Shares, the Series D Shares and the Series C Shares, those remaining assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all Redemption Price due on such date on the Series B+ Shares in proportion to the full amounts to which the holders to which such Redemption Price are due would otherwise be respectively entitled thereon, (vii) after the full payment of the Redemption Price for the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares, the Series D+ Shares, the Series D Shares, the Series C Shares and the Series B+ Shares, those remaining assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all Redemption Price due on such date on the Series B Shares in proportion to the full amounts to which the holders to which such Redemption Price are due would otherwise be respectively entitled thereon; (viii) after the full payment of the Redemption Price for the Series E-3 Shares, the Series E-2 Shares, the Series E-1 Shares, the Series D+ Shares, the Series D Shares, the Series C Shares, the Series B+ Shares and the Series B Shares, those remaining assets or funds which are legally available shall be used to the extent permitted by law to pay all applicable Redemption Price due on such date on the Series A Shares in proportion to the full amounts to which the holders to which such Redemption Price are due would otherwise be respectively entitled thereon, and (ix) the Company shall execute and deliver to each holder a promissory note for the full amount of the Redemption Price due but not paid to such holder pursuant to clause (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above.

(c)

Un-redeemed Shares. Without limiting any rights of the holders of Preferred Shares which are set forth in these Articles, or are otherwise available under law, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the Redemption Price but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares.

6.	ACTS OF THE COMPANY.

(a)	Acts Requiring Approval by Holders of Preferred Shares.

So long as there are any Preferred Shares outstanding, in addition to any other vote or consent required elsewhere in these Articles, the Shareholders’ Agreement or by any applicable statute, each Group Company shall not, do any of the following matters, without the written approval of the Super Preferred Majority Holders (regardless if such matter would have to be approved by the Board, shareholders, or any other corporate body or organ) (for these purposes, references to Company in this Section 6 shall mean “the Company and/or any Group Company”; provided that items (i) and (vi) shall require the prior written approval of (s) the Series E-3 Majority Holders, where such matter(s) will affect any right, preference, privilege, obligation or restriction of the holders of Series E-3 Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series E-3 Shares with a pre-money valuation of the Company higher than the post-money valuation of the Company immediately after the Completion and which will not affect any holder of Series E-3 Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares), (t) the Super Series E Majority Holders, where such matter(s) will affect any right, preference, privilege, obligation or restriction of the holders of Series E-1 Shares and/or Series E-2 Shares (only with respect to the holders of Series E-1 Shares, other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series E-1 Shares with a pre-money valuation of the Company higher than the post-money valuation of the Company immediately after the Completion and which will not affect any holder of Series E-1 Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares; and only with respect to holders of Series E-2 Shares, other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series E-2 Shares with a pre-money valuation of the Company higher than the post-money valuation of the Company immediately after the Completion and which will not affect any holder of Series E-2 Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares), (u) the Super Series D Majority Holders, where such matter(s) will affect any right, preference, privilege, obligation or restriction of the holders of Series D Shares and/or Series D+ Shares (only with respect to the holders of Series D Shares, other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series D Shares with a pre-money valuation of the Company higher than the post-money valuation of the Company immediately after the Completion and which will not affect any holder of Series D Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares, and only with respect to the holders of Series D+ Shares, other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series D+ Shares with a pre-money valuation of the Company higher than the post-money valuation of the Company immediately after the Completion and which will not affect any holder of Series D+ Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares), (v) the Series C Majority Holders, where such matter(s) will affect any right, preference, privilege, obligation or restriction of the holders of Series C Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series C Shares with a pre-money valuation of the Company higher than the post-money valuation of the Company immediately after the Completion and which will not affect any holder of Series C Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares), (w) the Series B+ Majority Holders, where such matter(s) will affect any right, preference, privilege, obligation or restriction of the holders of Series B+ Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series B+ Shares with a pre-money valuation of the Company higher than the post-money valuation of the Company immediately after the Completion and which will not affect any holder of Series B+ Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares), (x) the Super Series B Majority Holders, where such matter(s) will affect any right, preference, privilege, obligation or restriction of the holders of Series B Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series B Shares with a pre-money valuation of the Company higher than the post-money valuation of the Company immediately after the Completion and which will not affect any holder of Series B Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares), and (y) the Super Series A Majority Holders, where such matter(s) will affect any right, preference, privilege, obligation or restriction of the holders of Series A Shares (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Series A Shares with a pre-money valuation of the Company higher than the post-money valuation of the Company immediately after the Completion and which will not affect any holder of Series A Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Preferred Shares):

(i) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Shares;

(ii) any action that authorizes, creates or issues, or obligates the Company to authorize, create or issue, shares of any class of capital stock of the Company, or instruments that are convertible into shares, having preferences superior to or on a parity with the Preferred Shares;

(iii) any share split, share consolidation or stock dividend or any action that reclassifies any outstanding shares of the Company;

(iv) any increase, decrease or cancellation in the number of authorized or outstanding Ordinary Shares or Preferred Shares of the Company or share capital of any other Group Company, or any issuance, distribution, purchase or redemption of any convertible security or warrant or any issuance of option, except for any such action under the terms of the ESOP or the redemption of any Preferred Shares in accordance with their terms in these Articles;

(v) incurrence of indebtedness for money borrowed in excess of US$300,000 per commitment or US$1,500,000 in the aggregate during any twelve (12) months’ period by any Group Company from any Person(s) (except for other Group Companies), or such higher amounts set by the Board (including the affirmative votes of at least fifty percent (50%) of all Preferred Directors) according to the expansion of the Company’s business;

(vi) any adoption, amendment or waiver of any provision of the memorandum or articles of association of the Company or similar organizational documents of any other Group Company;

(vii) the liquidation, dissolution or winding up of any Group Company;

(viii) authorizing or consummating a Liquidation Event or authorizing or consummating the merger, acquisition, reorganization, consolidation, business combination or similar transaction, or sale, conveyance or other disposition of all or substantially all of the assets or business, or exclusive licensing of all or substantially all of the intellectual property, of any Group Company;

(ix) the declaration or payment of a dividend on the capital stock of any Group Company;

(x) the redemption or repurchase of capital stock (including exercising the purchase option of the Company pursuant to Section 6.2(b) of the Shareholders’ Agreement), other than the redemption of any Preferred Shares in accordance with their terms in these Articles or repurchases from employees upon termination of employment at the employee’s original purchase price or pursuant to contractual rights of first refusal under the ESOP plan duly approved by the Board;

(xi) any change to the size of the Board of Directors of any Group Company or any change to the manner in which the directors of any Group Company are appointed;

(xii) any sale of all or substantially all of any of the Group Company’s assets, goodwill or any material asset or undertaking of any Group Company, or any transaction resulting in a change of control of any Group Company;

(xiii) any sale, transfer, or exclusive licensing to any third party any material patent, brand, copyright, trademark or any material intellectual property of the Group Company;

(xiv) a public offering of or other listing of securities of the Company or its subsidiaries (including the selection of any underwriter for such offering);

(xv) any termination of, unapproved amendment to or breach of any contracts among the Group Companies designed to provide the Company with control over, and the ability to consolidate the financials statements of, direct or indirect subsidiaries and/or controlled entities, including without limitation the Restructuring Documents;

(xvi) any amendment to the foregoing; and

(xvii) any agreement or commitment by any Group Company to do any of the foregoing items.

(b)	Acts Requiring Approval of at least two-thirds (2/3) of all Preferred Directors.

For so long as certain holders of Preferred Shares are entitled to designate the Preferred Directors, in addition to such other limitations as may be provided in these Articles or in the applicable laws, the Shareholders’ Agreement or any of the Company’s contractual obligations, the Company and the other Group Companies shall not, directly or indirectly take any of the following actions, except with a majority of the votes of the Directors including affirmative votes of at least two-thirds (2/3) of all Preferred Directors:

(i) the issuance of any securities by any Group Company (other than the Company) to any third party;

(ii) amend or terminate the ESOP plan or approve any new equity-based compensation plan or any bonus or incentive plan;

(iii) the issuance or reservation of Class A Ordinary Shares under the Company’s ESOP plan in excess of the total number of Class A Ordinary Shares reserved under the ESOP as of the Completion, except for the issuance and reservation of Class A Ordinary Shares according to Section 7.1A of the Shareholders’ Agreement;

(iv) appointment and change of Auditor of and any material change in the accounting policies, procedures or internal control of any Group Company;

(v) entering into or amending any Related Party Transactions in excess of US$150,000, other than (a) the transactions with COSMIC BLUE or any of its Affiliates to the extent not exceeding US$2,000,000 in the aggregate in any fiscal year , and (b) (x) the transactions with Tencent or any of its Affiliates with respect to service of email, wechat and network cloud, and (y) other transactions with Tencent or any of its Affiliates to the extent not exceeding US$4,000,000 in the aggregate in any fiscal year;

(vi) any increase in compensation of any employee of the Group Companies with monthly salary of at least RMB20,000 by more than forty percent (40%) in a twelve 12 months’ period;

(vii) establish any committees (including a compensation committee), local boards or agencies for managing any of the affairs of the Group Companies;

(viii) any other action that would materially affect the rights or interests of any holder of Preferred Shares;

(ix) having any subsidiary that is not wholly owned by any Group Company;

(x) any amendment to the foregoing; and

(xi) any agreement or commitment by any Group Company to do any of the foregoing items.

Furthermore, for so long as certain holders of Preferred Shares are entitled to designate the Preferred Directors, the Company and the other Group Companies shall not, directly or indirectly, cease to conduct or carry on its Business substantially as now conducted by the Group Companies, change of any material part of its business or enter into business that is outside of the Business, except with a majority of the votes of the Directors including affirmative votes of at least two-thirds (2/3) of all Preferred Directors.

(c)	Acts Requiring Approval by at least two-thirds (2/3) of all Preferred Directors other than KKR Director.

For so long as certain holders of Preferred Shares are entitled to designate the Preferred Directors, in addition to such other limitations as may be provided in these Articles or in the applicable laws, the Shareholders’ Agreement or any of the Company’s contractual obligations, the Company and the other Group Companies shall not, directly or indirectly take any of the following actions, except with a majority of the votes of the Directors including affirmative votes of at least two-thirds (2/3) of all Preferred Directors other than KKR Director:

(i) the creation of any new joint ventures or joint partnership;

(ii) incurrence of capital expenditures exceeding US$300,000 per commitment or US$1,500,000 in the aggregate during twelve (12) months’ period (or such higher amounts set by the Board according to the expansion of the Company’s business) outside of Board approved annual Budget;

(iii) approving or amending the annual Budget;

(iv) purchase or disposal of business or assets in excess of US$300,000 per commitment or US$1,500,000 in the aggregate during any twelve (12) months’ period by any Group Company;

(v) extension by the any of the Group Companies of any loan or guarantee for indebtedness in excess of US$100,000 per commitment or US$500,000 in the aggregate during any twelve (12) months’ period to any third party;

(vi) equity investment in any third party with the amount of investment in excess of US$100,000 per commitment or US$500,000 in the aggregate during any twelve (12) months’ period;

(vii) other transactions that is outside ordinary course of business and involving an amount in excess of US$100,000 per commitment or US$500,000 in the aggregate during any twelve (12) months’ period or exclusive relationship;

(viii) appointment or replacement of the CEO, CFO, COO and CTO of the Group Companies;

(ix) initiate or settle any material litigation or arbitration;

(x) any amendment to the foregoing; and

(xi) any agreement or commitment by any Group Company to do any of the foregoing items.

(d)	Acts Requiring Approval by Holders of Ordinary Shares.

So long as there are any Ordinary Shares outstanding (excluding the Ordinary Shares held by the Founder Parties), in addition to any other vote or consent required elsewhere in these Articles, the Shareholders’ Agreement or by any applicable statute, the Group Companies shall not, impose any additional restrictions or make amendment to existing restrictions which is detrimental to the holders of Ordinary Shares (excluding the Founder Parties) (other than such diminishment of right, preference and privilege resulting solely from issuance of securities of the Company that ranks senior to Ordinary Shares with a pre-money valuation of the Company higher than the post-money valuation of the Company immediately after the Completion and which will not affect any holder of Ordinary Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on other holders of Ordinary Shares (other than the Founder Parties)), except with the written consent of the holders of at least two-thirds (2/3) of the then outstanding Ordinary Shares (excluding the Ordinary Shares held by the Founder Parties), voting as a separate class.

7.	APPOINTMENT AND REMOVAL OF DIRECTORS.

(a)	There shall be a Board consisting of up to nine (9) persons, unless increased by a resolution adopted by the Board and with the consent required pursuant to Section 6 of Schedule A.

(b)	All Directors shall be elected pursuant the following:

(i)

GGV, as long as their shareholding percentage is no less than six percent (6%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to elect and remove one (1) Director (the “GGV Director”) to the Board.

(ii)

IDG, as long as their shareholding percentage is no less than six percent (6%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to elect and remove one (1) Director (the “IDG Director”) to the Board.

(iii)

KKR, as long as its shareholding percentage is no less than six percent (6%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to elect and remove one (1) Director (the “KKR Director”) to the Board.

(iv)

SCC, as long as their shareholding percentage is no less than six percent (6%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to elect and remove one (1) Director (the “SCC Director”) to the Board.

(v)

TBP, as long as its and its Affiliates’ aggregate shareholding percentage is no less than six percent (6%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to elect and remove one (1) Director (the “TBP Director”) to the Board.

(vi)

Tencent shall be entitled to elect and remove one (1) director of the Board (the “Tencent Director”, together with the GGV Director, the IDG Director, the KKR Director, the TBP Director and the SCC Director, collectively the “Preferred Directors” and each a “Preferred Director”), provided that upon the completion of the next bona fide equity financing of the Company after the date hereof, Tencent shall only be entitled to elect and remove the Tencent Director for so long as Tencent’s and its Affiliates’ aggregate shareholding percentage is no less than six percent (6%) in the Company calculated on an as-converted and fully-diluted basis.

(vii)

The holders of a majority of the Ordinary Shares (voting as a single class) shall be entitled to elect and remove three (3) directors of the Board, one of whom shall be the then current chief executive officer of the Company and the Chairman of the Board (the “Chairman Director”).

(c)

Lightspeed, as long as its shareholding percentage is no less than two percent (2%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Observer. The initial Observer shall be James Qun Mi. The Observer may participate in a meeting of the Board or of any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observer may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observer has the right to give advice and make suggestions, but does not have a right in any way to vote on any matters determined by any resolutions. The Company shall deliver to the Observer copies of all notices, minutes, consents and other materials in relation to the meetings that the Company provides to the members of the Board at the same time and in the same manner as provided to the Board.

(d)

SCC, as long as their shareholding percentage is no less than two percent (2%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Observer. The initial Observer shall be He Tiantian (何田田). The Observer may participate in a meeting of the Board or of any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observer may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observer has the right to give advice and make suggestions, but does not have a right in any way to vote on any matters determined by any resolutions. The Company shall deliver to the Observer copies of all notices, minutes, consents and other materials in relation to the meetings that the Company provides to the members of the Board at the same time and in the same manner as provided to the Board.

(e)

LFC, as long as its shareholding percentage is no less than two percent (2%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Observer. The initial Observer shall be Yi Duoduo (易多多). The Observer may participate in a meeting of the Board or of any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observer may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observer has the right to give advice and make suggestions, but does not have a right in any way to vote on any matters determined by any resolutions. The Company shall deliver to the Observer copies of all notices, minutes, consents and other materials in relation to the meetings that the Company provides to the members of the Board at the same time and in the same manner as provided to the Board.

(f)

Hike, as long as its shareholding percentage is no less than two percent (2%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Observer. The initial Observer shall be Xu Shi (徐诗). The Observer may participate in a meeting of the Board or of any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observer may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observer has the right to give advice and make suggestions, but does not have a right in any way to vote on any matters determined by any resolutions. The Company shall deliver to the Observer copies of all notices, minutes, consents and other materials in relation to the meetings that the Company provides to the members of the Board at the same time and in the same manner as provided to the Board.

(g)

Northern Light, as long as its shareholding percentage is no less than two percent (2%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Observer. The initial Observers shall be Lin Lu (林路). The Observer may participate in a meeting of the Board or of any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observer may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observer has the right to give advice and make suggestions, but does not have a right in any way to vote on any matters determined by any resolutions. The Company shall deliver to the Observer copies of all notices, minutes, consents and other materials in relation to the meetings that the Company provides to the members of the Board at the same time and in the same manner as provided to the Board.

(h)

KKR, as long as its shareholding percentage is no less than two percent (2%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Observer. The initial Observers shall be Ray Jin. The Observer may participate in a meeting of the Board or of any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observer may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observer has the right to give advice and make suggestions, but does not have a right in any way to vote on any matters determined by any resolutions. The Company shall deliver to the Observer copies of all notices, minutes, consents and other materials in relation to the meetings that the Company provides to the members of the Board at the same time and in the same manner as provided to the Board.

(i)

GSR, as long as its shareholding percentage is no less than two percent (2%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Observer. The initial Observers shall be Liu Jia (刘佳). The Observer may participate in a meeting of the Board or of any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observer may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observer has the right to give advice and make suggestions, but does not have a right in any way to vote on any matters determined by any resolutions. The Company shall deliver to the Observer copies of all notices, minutes, consents and other materials in relation to the meetings that the Company provides to the members of the Board at the same time and in the same manner as provided to the Board.

(j)

GGV, as long as their shareholding percentage is no less than two percent (2%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Observer. The initial Observers shall be Yu Hong (于红). The Observer may participate in a meeting of the Board or of any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observer may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observer has the right to give advice and make suggestions, but does not have a right in any way to vote on any matters determined by any resolutions. The Company shall deliver to the Observer copies of all notices, minutes, consents and other materials in relation to the meetings that the Company provides to the members of the Board at the same time and in the same manner as provided to the Board.

(k)

IDG, as long as their shareholding percentage is no less than two percent (2%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Observer. The initial Observers shall be Ding Shanshan (丁姗姗). The Observer may participate in a meeting of the Board or of any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observer may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observer has the right to give advice and make suggestions, but does not have a right in any way to vote on any matters determined by any resolutions. The Company shall deliver to the Observer copies of all notices, minutes, consents and other materials in relation to the meetings that the Company provides to the members of the Board at the same time and in the same manner as provided to the Board.

(l)

COSMIC BLUE, as long as its shareholding percentage is no less than two percent (2%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Observer. The initial Observers shall be Su Hua (宿华). The Observer may participate in a meeting of the Board or of any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observer may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observer has the right to give advice and make suggestions, but does not have a right in any way to vote on any matters determined by any resolutions. The Company shall deliver to the Observer copies of all notices, minutes, consents and other materials in relation to the meetings that the Company provides to the members of the Board at the same time and in the same manner as provided to the Board.

(m)

Carlyle, as long as its shareholding percentage is no less than two percent (2%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Observer. The initial Observer shall be Liu Wanlin (刘婉琳). The Observer may participate in a meeting of the Board or of any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observer may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observer has the right to give advice and make suggestions, but does not have a right in any way to vote on any matters determined by any resolutions. The Company shall deliver to the Observer copies of all notices, minutes, consents and other materials in relation to the meetings that the Company provides to the members of the Board at the same time and in the same manner as provided to the Board.

(n)

Tencent, upon the completion of the next bona fide equity financing of the Company after the date hereof and as long as its and its Affiliates’ aggregate shareholding percentage is no less than two percent (2%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Observer. The Observer may participate in a meeting of the Board or of any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observer may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observer has the right to give advice and make suggestions, but does not have a right in any way to vote on any matters determined by any resolutions. The Company shall deliver to the Observer copies of all notices, minutes, consents and other materials in relation to the meetings that the Company provides to the members of the Board at the same time and in the same manner as provided to the Board.

(o)

TBP, as long as its and its Affiliates’ aggregate shareholding percentage is no less than two percent (2%) in the Company calculated on an as-converted and fully-diluted basis, shall be entitled to designate, appoint, remove, replace and reappoint one (1) Observer. The initial Observer shall be Du Nan (杜南). The Observer may participate in a meeting of the Board or of any committee of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. The Observer may be represented at any meetings of the Board of Directors by a proxy appointed in writing by him. The Observer has the right to give advice and make suggestions, but does not have a right in any way to vote on any matters determined by any resolutions. The Company shall deliver to the Observer copies of all notices, minutes, consents and other materials in relation to the meetings that the Company provides to the members of the Board at the same time and in the same manner as provided to the Board.

(p)

Each Shareholder also agrees to vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 7 of this Schedule A may be removed from office unless (A) such removal is directed or approved by the affirmative vote of the holders of the shares entitled under Section 7 to designate that director; or (B) the person(s) or entity(ies) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 7 is no longer so entitled to designate or approve such director or occupy such Board seat; and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 7 shall be filled pursuant to the provisions of Section 7. All Shareholders agree to execute any written consents required to effectuate the obligations of this Schedule A, and the Company agrees at the request of any Shareholder entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.

[End of Schedule A]